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                            SUBSIDIARIES OF REGISTRANT


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

       NAME                 ENTITY TYPE            STATE             OWNERSHIP

 Prodigy Transition         Corporation           Delaware             100%
    Corporation
Prodigy Communications        Limited             Delaware              57%
 Limited Partnership        Partnership

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             SUBSIDIARIES OF PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP


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

       NAME                 ENTITY TYPE            STATE             OWNERSHIP

ProdigyBiz Corporation      Corporation           Delaware             100%
Flashnet Marketing, Inc.    Corporation           Texas                100%
